UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 6, 2006

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 WATERS RIDGE DRIVE

LEWISVILLE, TEXAS 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

The Company determines its reportable segments based on its method of internal reporting which disaggregates its business by services category in a manner consistent with how the Company evaluates its operations. During the first quarter of fiscal year 2006, management determined that it had three reportable segments: hospital services, contract management services and employee assistance program (“EAP”) services. As a result, the behavioral health and physical rehabilitation contract management businesses have been consolidated into one segment.

The attached Exhibit represents fiscal year 2005 revenues, operating results, total assets and selected statistical information for the periods indicated which have been restated to reflect the Company’s three reportable segments.

The Company is releasing this information to assist analysts and investors. This information should be read in conjunction with the Company’s Form 10-K dated August 31, 2005 and filed November 14, 2005, and the Company’s Form 10-Q dated November 30, 2005 and filed January 6, 2006.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 99.1	Segment Information for the four quarters and for the fiscal year ended August 31, 2005.

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: January 6, 2006	By:	/s/ John E. Pitts
John E. Pitts Executive Vice President, Finance and CFO